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                                                                    EXHIBIT 99.1


Name and address of each Seller and the number of shares of Issuer Common Stock Acquired pursuant to the Purchase Agreement


            Name and                          Number of Shares of Issuer Common
            Address                                    Stock Acquired
------------------------------------------    ---------------------------------

Anthony Escamilla
200 West 85th Street, Apt. 2B                             1,040,541
New York, NY 10024

James Platek
45 Robin Street                                            416,216
Rockaway Twp., NJ 07866

Gregory Martini
10826 Omaha Trace Drive                                   1,040,541
Union, KY 41091

LongView Partners, Inc.
RD 2, Box 401                                              693,694
Rhinebeck, NY 12572

Spencer Levy
11 Waverly Place, #6H                                      345,847
New York, NY 10003

Robert M. Platek
5 Halls Lane                                              2,185,135
Rye, NY 10580

Redstone Partners, Inc.
720 Milton Road, Suite J3                                 1,040,541
Rye, NY 10580

Ajay K. Arora
42-52 Layton Street, Suite 2E                              728,376
Elmhurst, NY 11373

Helen Go Ong Hai
2503 El Dorado Ave.                                       3,017,568
Rancho Viejo, TX 78575

SRU Inc.
8962 E. Hampton Ave., #186                                1,040,541
Denver, CO 80237